UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2009

AMBASSADORS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26420	91-1688605

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

2101 4th Avenue, Suite 210, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)
(206) 292-9606
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2

EXPLANATORY NOTE
     On September 25, 2009 Ambassadors International, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”) solely (i) to show the effects of the adoption of Financial Accounting Standards Board Staff Position APB 14-1 (“FSP APB 14-1”), Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement), on the accounting for its 3.75% Convertible Senior Notes due 2027 and (ii) to reflect the reclassification of Ambassadors Marine Group, LLC (“AMG”) and Cypress Reinsurance, Ltd. (“Cypress”) as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), in the Company’s historical annual financial information included in its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) filed on April 15, 2009.
     In addition, as disclosed in Footnote 20 to the 2008 Consolidated Financial Statement, subsequent to December 31, 2008 the Company recorded a $14 million impairment related to Majestic America Line assets as of June 30, 2009. During the financial statement close process for the third quarter of fiscal 2009, the Company has determined, due to events that occurred during the third quarter that it is necessary to record an additional impairment charge of approximately $4 million related to its Majestic America Line assets and an impairment charge of approximately $28 million related to its Windstar Cruise assets.
     This Amendment No. 1 to the Original Form 8-K (the “Amended Form 8-K”) amends Items 8.01 and 9.01 of the Original Form 8-K and adds disclosure under Items 2.02 and 4.02 to reflect a restatement for the 2008 $7 million loss on disposal related to two Majestic America Line vessels from Other income (expense) to Operating loss from continuing operations and to include as exhibits the historical annual financial information and Management’s Discussion and Analysis of Financial Condition and Results of Operation reflecting those changes.
Item 2.02. Results of Operations
     As described in more detail in Item 4.02(a) of this Amended Form 8-K, on October 29, 2009, the audit committee of our board of directors, upon the identification by and recommendation of management, and after discussion with our former independent registered public accounting firm, Ernst & Young LLP, concluded that the previously issued consolidated statement of operations for the year ended December 31, 2008 contained in our annual report on Form 10-K filed April 15, 2009 and as amended in our current report on Form 8-K filed on September 25, 2009 for the year ended December 31, 2008, should no longer be relied upon because of errors in those financial statements, and that we have restated these financial statements (attached hereto as Exhibit 99.1 to this Amended Form 8-K) to make the necessary accounting corrections. Similarly, the reports of our former independent registered accounting firm related to these financial statements also should not be relied upon.
     The error relates to the Company’s interpretation and application of SFAS No. 144 and Staff Accounting Bulletin (“SAB”) No. 104 (“SAB 104”) to the $7.0 million loss that resulted from the disposal of two Majestic America Line vessels.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) On October 29, 2009, the audit committee of our board of directors, upon the identification by and recommendation of management, and after discussion with our former independent registered public accounting firm, Ernst & Young LLP, concluded that the previously issued consolidated statement of operations for the year ended December 31, 2008 contained in our annual report on Form 10-K filed April 15, 2009 and as amended in our current report on Form 8-K filed on September 25, 2009 for the year ended December 31, 2008, should no longer be relied upon because of errors in those financial statements, and that we have restated these financial statements (attached hereto as Exhibit 99.1 to this Amended Form 8-K) to make the necessary accounting corrections. Similarly, the reports of our former independent registered accounting firm related to these financial statements also should not be relied upon.
     The restatement relates to an error in the Company’s interpretation and application of SFAS No. 144 and SAB No. 104 to the $7.0 million loss that resulted from the disposal of two Majestic America Line vessels (as described in Note 13 of the consolidated financial statements of the Company for the year ended December 31, 2008). The loss on the disposal of these assets was previously reported outside of operating expenses in other income and expense within the consolidated statement of operations for the year ended December 31, 2008. Following the restatement, the $7.0 million loss is included within costs and operating expenses within the operating loss from continuing operations. This restatement results in no change in loss from continuing operations or net loss for the period.
     Our decision to restate was made in connection with a review of our annual report on Form 10-K for the year ended December 31, 2008 by the Division of Corporation Finance of the Securities and Exchange Commission. Our audit committee and management have discussed the matters disclosed in this Item 4.02 with our former independent registered public accounting firm, Ernst & Young LLP.
Item 8.01. Other Events
     The Company is filing this Amended Form 8-K solely to show (i) the effects of the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement), on the accounting for its Notes, (ii) the reclassification of certain businesses of the Company as discontinued operations in accordance with SFAS 144, and (iii), a reclassification of the 2008 $7 million loss on disposal related to two Majestic vessels from Other income (expense) to Operating loss from continuing operations. The reclassification in (iii) results in no change in Income (loss) from continuing operations in the Company’s historical annual financial information included in its 2008 Form 10-K filed on April 15, 2009.
     As previously disclosed in the 2008 Form 10-K, in May 2008, the FASB issued FSP APB 14-1, which requires that an issuer of certain convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, separately account for the liability component and the equity component (i.e. the embedded conversion option) and recognize the accretion of the resulting discount on the debt as interest expense. The adoption of FSP APB 14-1 has no impact on the Company’s debt service payments. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 and for interim periods within those fiscal years. Early adoption was not permitted. FSP APB 14-1 is required to be applied retrospectively to convertible debt instruments within its scope that were outstanding during any period presented in the financial statements issued after the effective date. The adoption of FSP APB 14-1 affected the accounting for $97 million outstanding in principal amount of the Notes.
     SFAS 144 requires the Company to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met. SFAS 144 further requires the Company to reclassify results of operations from a property disposed or designated as held for sale as income from discontinued operations during all reported periods. As previously disclosed, the Company sold Ambassadors Marine Group, LLC (“AMG”), which operated its marine business on May 13, 2009 and entered into an agreement to dispose Cypress Reinsurance, Ltd. (“Cypress”), which operated its insurance business on September 9, 2009. In the Company’s Quarterly Reports on Form 10-Q for March 31, 2009 and June 30, 2009, the Company classified AMG and Cypress as discontinued operations in its Condensed Consolidated Financial Statements for all periods presented in accordance with SFAS 144. The audited consolidated financial statements of the Company for the fiscal years ended December 31, 2008 and 2007 have been revised to present the assets and liabilities relating to AMG and Cypress as “assets held for sale” and “liabilities related to assets held for sale.” The operating revenues and net income (loss) from AMG and Cypress are now reflected as “income (loss) from discontinued operations, net of tax.”

          The retroactive application for FSP APB14-1 resulted in the recognition of additional interest expense of $2.2 million and $1.5 million, with a corresponding increase in our net loss by similar amounts, in the fiscal years ended December 31, 2008 and 2007, respectively. Adoption also resulted in our diluted loss per share increasing by $0.20 and $0.14 in the fiscal years ended December 31, 2008 and 2007, respectively. The presentation of AMG and Cypress as discontinued operations under SFAS 144 did not have an impact on our net loss or our diluted loss per share for the fiscal years ended December 31, 2008 and 2007. In accordance with SFAS 144, we have presented earnings (loss) per share from both continuing and discontinued operations for the fiscal years ended December 31, 2008 and 2007. Comparative financial statements of prior years have been recast to apply FSP APB14-1 retroactively and to comply with the disclosure requirements of SFAS 144. The Statement of Operations has been restated to reflect the 2008 $7 million loss on disposal related to two Majestic vessels from Other income (expense) to Operating loss from continuing operations. This change results in no change in Income (loss) from continuing operations.
          The following historical annual financial information reflecting the retroactive application of FSP APB14-1, the reclassification of AMG and Cypress as discontinued operations in accordance with SFAS 144 and the reclassification of the loss on disposal on two vessels from Other income (expense) to Operating income (loss) from continuing operations, is attached as exhibits to, and included in, this Amended Form 8-K and supersedes in its entirety the information in Items 7 and 8 of the 2008 Form 10-K and Item 9.01 of the Original Form 8-K:
•	Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (attached as Exhibit 99.1)

•	Part II. Item 8. Financial Statements and Supplementary Data (attached as Exhibit 99.2)
     The information in this Form 8-K/A does not reflect any event or development occurring after April 15, 2009, the date on which the Company filed its 2008 Form 10-K and the Company has not modified or updated any disclosures in its 2008 Form 10-K, except as described above. This Amended Form 8-K should be read in conjunction with the Company’s 2008 Form 10-K. For a discussion of events and developments subsequent to the filing of the Company’s 2008 Form 10-K, please refer to the filings made by Company with the Securities and Exchange Commission subsequent to the filing of the 2008 Form 10-K, including any amendments to such filings. In the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009, the Company adjusted the unaudited condensed consolidated financial statements for the quarters ended March 31, 2008 and June 30, 2008 to reflect the retroactive application of FSP APB14-1 and AMG and Cypress as discontinued operations.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations (superseding Part II. Item 7 of the 2008 Form 10-K and Exhibit 99.1 of Item 9.01 of the Original Form 8-K).

99.2	Financial Statements and Supplementary Data (superseding Part II. Item 8 of the 2008 Form 10-K and Exhibit 99.2 of Item 9.01 of the Original Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.
Date: October 30, 2009	By:	/s/ Arthur A. Rodney
Arthur A. Rodney
Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
23.1	Consent of Independent Registered Accounting Firm.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations (superseding Part II. Item 7 of the 2008 Form 10-K and Exhibit 99.1 of Item 9.01 of the Original Form 8-K).

99.2	Financial Statements and Supplementary Data (superseding Part II. Item 8 of the 2008 Form 10-K and Exhibit 99.2 of Item 9.01 of the Original Form 8-K).